                              ALL RIGHTS RESERVED










                                LOAN AGREEMENT

                                    BETWEEN

                            ESSEX ACQUISITION CORP.

                                      AND

                                 CENTURA BANK

                         CLOSING DATE:   May __, 2001

                               TABLE OF CONTENTS
                               -----------------

1.        DEFINITIONS, TERMS AND REFERENCES..............................  1
          ---------------------------------
     1.1       Certain Definitions.......................................  1
               -------------------
     1.2.      Use of Defined Terms......................................  5
               --------------------
     1.3.      Accounting Terms..........................................  5
               ----------------
     1.4.      UCC Terms.................................................  5
               ---------
     1.5.      Terminology...............................................  5
               -----------
     1.6.      Exhibits..................................................  6
               --------
2.        THE FINANCING..................................................  6
          -------------
     2.1       Line of Credit............................................  6
               --------------
          2.1.2.    Conditions Precedent to Advances.....................  6
                    --------------------------------
          2.1.3.    Extension of Master Note.............................  7
                    ------------------------
     2.2       Interest and Other Charges................................  7
               --------------------------
          2.2.1.    Interest at Applicable Rate..........................  7
                    ---------------------------
          2.2.2     Fees.................................................  7
                    ----
          2.2.4.    Usury Savings Provisions.............................  8
                    ------------------------
     2.3.      General Provisions as to Payments.........................  8
               ---------------------------------
          2.3.1.    Method of Payment....................................  8
                    -----------------
          2.3.2.    Application of Payments..............................  8
                    -----------------------
3.        SECURITY INTEREST..............................................  8
          -----------------
4.        GENERAL REPRESENTATIONS AND WARRANTIES.........................  8
          --------------------------------------
     4.1.      Corporate Existence and Qualification.....................  8
               -------------------------------------
     4.2.      Corporate Authority; Validity and Binding Effect..........  9
               ------------------------------------------------
     4.3.      Incumbency and Authority of Signing Officers..............  9
               --------------------------------------------
     4.4.      No Material Litigation....................................  9
               ----------------------
     4.5.      Taxes.....................................................  9
               -----
     4.6.      Capital Stock; Shareholders...............................  9
               ---------------------------
     4.7.      Corporate Organization....................................  9
               ----------------------
     4.8.      Insolvency................................................  9
               ----------
     4.9.      Title.....................................................  9
               -----
     4.10.     Margin Stock..............................................  9
               ------------
     4.11.     No Violations............................................. 10
               -------------
     4.12.     Financial Statements...................................... 10
               --------------------
     4.13.     Pollution and Environmental Control....................... 10
               -----------------------------------
     4.14.     Possession of Permits..................................... 10
               ---------------------
     4.15.     Subsidiaries.............................................. 10
               ------------
     4.16.     Federal Taxpayer Identification Number.................... 10
               --------------------------------------
     4.17.     Employee Benefit Plans.................................... 10
               ----------------------
     4.18.     Status of Bank............................................ 10
               --------------
5.        AFFIRMATIVE COVENANTS.......................................... 11
          ---------------------
     5.1.      Records Respecting Collateral............................. 11
               -----------------------------
     5.2.      Further Assurances........................................ 11
               ------------------
     5.3.      Right to Inspect.......................................... 11
               ----------------
     5.4.      Periodic Financial Statements............................. 11
               -----------------------------
     5.5.      Annual Financial Statements............................... 11
               ---------------------------
     5.6.      Payment of Taxes.......................................... 11
               ----------------
     5.7.      Maintenance of Insurance.................................. 11
               ------------------------
     5.8.      Maintenance of Property and Management.................... 12
               --------------------------------------
     5.9.      Change of Principal Place of Business..................... 12
               -------------------------------------
     5.10.     Preservation of Corporate Existence....................... 12
               -----------------------------------
     5.11.     Compliance With Laws...................................... 12
               --------------------
     5.12.     Regulatory Filings and Notices............................ 12
               ------------------------------
     5.13.     Maintenance of Rating..................................... 12
               ---------------------
6.        NEGATIVE COVENANTS............................................. 12
          ------------------
     6.1.      Encumbrances.............................................. 12
               ------------
     6.2.      Debt...................................................... 12
               ----

     6.3.      Contingent Liabilities.................................... 13
               ----------------------
     6.4.      Dividends................................................. 13
               ---------
     6.5.      Redemption................................................ 13
               ----------
     6.6.      Restricted Investments.................................... 13
               ----------------------
     6.7.      Mergers................................................... 13
               -------
     6.8.      Dilution.................................................. 13
               --------
     6.9.      Subsidiaries.............................................. 13
               ------------
     6.10.     Fiscal Year............................................... 13
               -----------
     6.11.     Federal Taxpayer Identification Number.................... 13
               --------------------------------------
     6.12.     Employee Benefit Plans.................................... 13
               ----------------------
     6.13.     Capital Expenditures and Leases........................... 13
               -------------------------------
7.        EVENTS OF DEFAULT.............................................. 14
          -----------------
     7.1.      Obligations............................................... 14
               -----------
     7.2.      Misrepresentations........................................ 14
               ------------------
     7.3.      Other Covenants........................................... 14
               ---------------
     7.4.      Other Debts............................................... 14
               -----------
     7.5.      Voluntary Bankruptcy...................................... 14
               --------------------
     7.6.      Involuntary Bankruptcy.................................... 14
               ----------------------
     7.7.      Judgments................................................. 15
               ---------
     7.8.      Bankruptcy of Affiliate................................... 15
               -----------------------
     7.9.      Material Adverse Effect................................... 15
               -----------------------
     7.10.     Deemed Insecure........................................... 15
               ---------------
8.        REMEDIES....................................................... 15
          --------
     8.1.      Acceleration of the Obligations........................... 15
               -------------------------------
     8.2.      Interest Rate............................................. 15
               -------------
     8.3.      Remedies of a Secured Party............................... 16
               ---------------------------
     8.4       Securities Laws and Other Regulations..................... 16
               -------------------------------------
     8.5.      Repossession of the Collateral............................ 16
               ------------------------------
     8.6.      Other Remedies............................................ 16
               --------------
9.        MISCELLANEOUS.................................................. 16
          -------------
     9.1.      Waiver.................................................... 16
               ------
     9.2.      Governing Law............................................. 17
               -------------
     9.3.      Survival.................................................. 17
               --------
     9.4.      No Assignment by Borrower................................. 17
               -------------------------
     9.5.      Counterparts.............................................. 17
               ------------
     9.6.      Reimbursement............................................. 17
               -------------
     9.7.      Successors and Assigns.................................... 18
               ----------------------
     9.8.      Severability.............................................. 18
               ------------
     9.9.      Notices................................................... 18
               -------
     9.10.     Entire Agreement; Amendments.............................. 18
               ----------------------------
     9.11.     Time of Essence........................................... 18
               ---------------
     9.12.     Interpretation............................................ 18
               --------------
     9.13.     Lender Not a Joint Venturer............................... 18
               ---------------------------
     9.14.     Jurisdiction.............................................. 18
               ------------
     9.15.     Acceptance................................................ 19
               ----------
     9.16.     Payment on Non-Business Days.............................. 19
               ----------------------------
     9.17.     Cure of Defaults by Lender................................ 19
               --------------------------
     9.18.     Recitals.................................................. 19
               --------
     9.19.     Attorney-in-Fact.......................................... 19
               ----------------
     9.20.     Sole Benefit.............................................. 19
               ------------
     9.21.     Indemnification........................................... 19
               ---------------
     9.22.     JURY TRIAL WAIVER......................................... 20
               -----------------
10.       CONDITIONS PRECEDENT........................................... 20
          --------------------
     10.1.     Secretary's Certificate................................... 20
               -----------------------
     10.2.     Good Standing Certificate................................. 20
               -------------------------
     10.3.     Articles/By-Laws.......................................... 20
               ----------------

     10.4.     Loan Documents............................................ 20
               --------------
     10.5.     Financing Statements...................................... 20
               --------------------
     10.6.     Opinion of Counsel........................................ 20
               ------------------
     10.7.     No Default................................................ 20
               ----------
     10.8.     Other..................................................... 20
               -----


EXHIBITS
--------

EXHIBIT A  Borrower Information
EXHIBIT B  Master Note
EXHIBIT C  Security Agreement
EXHIBIT D  Secretary's Certificate
EXHIBIT E  Opinion of Counsel

                                LOAN AGREEMENT
                                --------------


PREAMBLE.  THIS AGREEMENT, made, entered into and effective as of May __, 2001,
---------
by and between ESSEX ACQUISITION CORP., a Virginia Corporation ("Borrower"); and CENTURA BANK, ("Lender");

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Borrower has applied to Lender for financing as more particularly described hereinbelow; and

     WHEREAS, Lender is willing to extend financing to Borrower in accordance with the terms hereof upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment of all conditions precedent to Lender's obligations herein contained;

     NOW, THEREFORE, to induce Lender to extend the financing provided for herein, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged by Borrower, Lender and Borrower agree as follows:

     1.   DEFINITIONS, TERMS AND REFERENCES
          ---------------------------------

          1.1  Certain Definitions. In addition to such other terms as elsewhere
               -------------------
defined herein, as used in this Agreement, in any Exhibits and in any Supplements, the following terms shall have the following meanings:

     "Advance" shall mean an advance of borrowed funds made by Lender to or on
      -------
behalf of Borrower under the Line of Credit.

     "Affiliate" shall mean, with respect to any Person, any Person Controlling,
      ---------
Controlled by or under common Control with such Person or any director, officer or employee of such Person. For purposes hereof, each Subsidiary shall at all times be considered an "Affiliate" of Borrower.

     "Agreement" shall mean this Loan Agreement, as it may be amended or
      ---------
supplemented from time to time.

     "Applicable Rate" shall mean the interest rate per annum payable on the
      ---------------
Obligations, as is defined and more particularly described in Section 2.2.1.

     "Bank" shall mean Essex Savings Bank, F.S.B.
      ----

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as it may
      ---------------
be amended from time to time.

     "Borrower" shall have the meaning given to such term in the preamble to
      --------
this Agreement.

     "Borrowings" shall mean Advances of borrowed funds made hereunder to or on
      ----------
behalf of Borrower.

     "Business Day" shall mean a day on which Lender is open for the conduct of
      ------------
banking business at its principal office in Rocky Mount, North Carolina.

     "Capital Expenditures" shall mean all expenditures made in respect of the
      --------------------
cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, having a useful life of more than one (1) year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

     "Capital Lease" shall mean any lease of property that, in accordance with
      -------------
GAAP, should be reflected as a liability on the balance sheet of a Person.

     "Closing Date" shall mean the date indicated on the cover page.
      ------------

     "Collateral" shall mean the property of Borrower described in Article 3 in
      ----------
which Lender has, or is to have, a security interest as security for the payment of the Obligations.

     "Consolidated Subsidiaries" shall mean those Subsidiaries of Borrower (if
      -------------------------
any) existing from time to time which, for purposes of GAAP, are required to be consolidated for financial reporting purposes.

     "Control", "Controlled" or "Controlling" shall mean, with respect to any
      -------    ----------      -----------
Person, the power to direct the management and policies of such Person, directly, indirectly, whether through the ownership of voting securities or otherwise; provided, however, that, in any event, any Person which owns directly
           -----------------
or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation shall be deemed to "Control" such corporation for purposes of this Agreement.

     "Debt" shall mean all liabilities, obligations and indebtedness of a
      ----
Person, of any kind or nature, whether now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, and whether primary, secondary, direct, contingent, fixed or otherwise, including, without in any way limiting the generality of the foregoing: (i) all obligations, liabilities and indebtedness secured by any Lien on a Person's property, even though such Person shall not have assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any Capital Lease, conditional sale or other title retention agreement; (iii) all accrued pension fund and other employee benefit plan obligations and liabilities; (iv) all Guaranteed Obligations; (v) any liabilities under, or associated with, interest rate protection agreements; and (vi) all deferred taxes.

     "Default Condition" shall mean the occurrence of any event which, after
      -----------------
satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

     "Default Rate" shall mean that interest rate per annum equal to two percent
      ------------
(2%) per annum in excess of the otherwise Applicable Rate payable on any Obligation.

     "Employee Benefit Plan" shall mean any employee welfare benefit plan as
      ---------------------
that term is defined in Section 3(1) of ERISA, any employee pension benefit plan, as that term is defined in Section 3(2) of ERISA or any other plan which is subject to the provisions of Title IV of ERISA or which is for the benefit of any employees of Borrower and any employees of any Subsidiary or any other entity which is a member of a controlled group or under common control with Borrower, as such terms are defined in Section 4001(a)(14) of ERISA.

     "Environmental Laws" shall mean all federal, state and local laws, rules,
      ------------------
regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, whether now or hereafter existing, including, but not limited to state and federal superlien and environmental cleanup laws and U.S. Department of Transportation regulations and any other state or local law or regulation relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
may be amended from time to time.

     "Essex Bancorp" means Essex Bancorp, Inc., a Delaware corporation, whose
      -------------
wholly owned subsidiary is the Bank.

     "Event of Default" shall mean any of the events or conditions described in
      ----------------
Article 7, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

     "Executive Office" shall mean the address of Borrower designated as such on
      ----------------
Exhibit "A".
-----------

     "Fairness Opinion" means the opinion required pursuant to Section 2.1.2.
      ----------------

     "Fiscal Year", in respect of a Person, shall mean the fiscal year of such
      -----------
Person employed by such Person as of the Closing Date, and designated as such on Exhibit "A" as to Borrower. The terms "Fiscal Quarter" and "Fiscal Month" shall
-----------                             --------------       ------------
correspond accordingly thereto.

     "GAAP" shall mean accounting principles generally accepted in the United
      ----
States of America consistently applied for the period or periods in question.

     "Lender" shall have the meaning given to such term in the preamble to this
      ------
Agreement.

     "Lien" shall mean any deed to secure debt, deed of trust, mortgage or
      ----
similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

     "Line of Credit" shall refer to the closed end line of credit in the
      --------------
principal amount of $2,000,000 opened by Lender in favor of Borrower pursuant to the provisions of Section 2.1.1.

     "Loan Documents" shall mean this Agreement, the Notes, the Security
      --------------
Agreement, any financing statements covering portions of the Collateral, and any and all other documents, instruments, certificates, control agreements and agreements executed and/or delivered by Borrower in connection herewith, or any one, more, or all of the foregoing, as the context shall require.

     "Master Note" shall mean the commercial note, dated as of the Closing Date,
      -----------
as amended or supplemented from time to time, in a principal amount equal to the maximum amount of the Line of Credit, evidencing advances to be obtained by Borrower under the Line of Credit, together with any renewals or extensions thereof, in whole or in part. The Master Note shall be substantially in the form of Exhibit "B".
   -----------

     "Material Adverse Effect" shall mean with respect to any event, act,
      -----------------------
condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon any of (a) the financial condition, operations, business or properties of the Borrower and its Consolidated Subsidiaries taken as a whole,
(b) the rights and remedies of the Lender under any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than Borrower in conjunction with the Loan Documents, or the ability of the Borrower to perform its obligations under any of the Loan Documents or (c) the legality, validity or enforceability of any of the Loan Documents or any documents, instruments or agreements executed and/or delivered by any Person other than Borrower in conjunction with the Loan Documents.

     "Note(s)" shall mean, collectively, the Master Note and any other
      -------
instrument(s) at any time evidencing all or any portion of any Obligations.

     "Obligations" shall mean any and all Debt of Borrower to Lender, including
      -----------
without limiting the generality of the foregoing, any indebtedness, liability or obligation of Borrower to Lender under any loan made to Borrower by Lender prior to the date hereof and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender arising hereunder or as a result hereof, whether evidenced by the Notes, and any and all extensions or renewals thereof in whole or in part; any Debt of Borrower to Lender under any later or future advances or loans made by Lender to Borrower, and any and all extensions or renewals thereof in whole or in part; and any and all future or additional Debt of Borrower to Lender whatsoever and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangement, line of credit, letter of credit or other type of financing, and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers' acceptance, foreign exchange contract, interest rate protection agreement, commitment fee, service charge or otherwise.

     "OTS" shall mean the Office of Thrift Supervision.
      ---

     "Permitted Encumbrances" shall mean (i) Liens for taxes not yet due and
      ----------------------
payable or being actively contested as permitted by this Agreement, only if such Liens do not adversely affect Lender's rights or the priority of Lender's security interest in the Collateral; (ii) carriers', warehousemen's, mechanics, materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings, but only if such Liens are and remain junior to Liens granted in favor of Lender; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of utilities, leases, statutory obligations and surety and appeal bonds and other obligations of a like nature arising by statute or under customary terms regarding depository relationships on deposits held by financial institutions with whom Borrower has a banker-customer relationship; (v) typical restrictions imposed by licenses and leases of software (including location and transfer restrictions); (vi) Purchase Money Liens not to exceed $250,000 in the aggregate; and (vi) Liens in favor of Lender.

     "Person" shall mean any individual, partnership, corporation, limited
      ------
liability company, joint venture, joint stock company, trust, governmental unit or other entity.

     "Prime Rate" refers to that interest rate so denominated and published from
      ----------
time to time in the Wall Street Journal or any successor publication as an
                    -------------------
interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Lender. Lender extends credit at interest rates above and below the Prime Rate.

     "Purchase Money Lien" shall mean any Lien granted by Borrower from time to
      -------------------
time to vendors or financiers of equipment to secure the payment of the purchase price thereof so long as (i) such Liens extend only to the specific equipment so purchased, (ii) secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (iii) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

     "Restricted Investment" shall mean any investment in cash or by delivery of
      ---------------------
property to any Person, whether by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, or in any property except that investments consisting of the following shall not constitute "Restricted Investments": (i) property used or to be used in the ordinary course of business; (ii) current assets arising from the sale of goods or the provision of services in the ordinary course of business; and (iii) loans or advances to employees for salary, commissions, travel or the like, made in the ordinary course of business.

     "Security Agreement" means the Security Agreement executed by Borrower in
      ------------------
favor of Lender in the form of Exhibit C pledging to Lender not less than fifty-
                               ---------
one percent (51%) of Borrower's now owned or hereinafter acquired capital shares of the Bank.

     "Subordinated Debt" shall mean any unsecured Debt of Borrower or any
      -----------------
Subsidiary to any Person which, by written agreement in form and substance satisfactory to Lender, has been subordinated in right of payment and claim, to the rights and claims of Lender in respect of the Obligations, on terms and conditions satisfactory to Lender.

     "Subsidiary" shall mean any corporation, partnership, business association
      ----------
or other entity (including any Subsidiary of any of the foregoing) of which Borrower owns, directly or indirectly, fifty percent (50%) or more of the capital stock or equity interest having ordinary power for the election of directors or others performing similar functions.

     "Termination Date" shall mean the earliest to occur of the following dates:
      ----------------
(i) that date on which, pursuant to Section 7, Lender terminates the Line of Credit (or the Line of Credit is deemed automatically terminated) subsequent to the occurrence of an Event of Default; or (ii) that date which is one (1) year after the Closing Date, or such later date as to which Lender may agree in writing from time to time hereafter.

     "UCC" shall mean the Uniform Commercial Code- Secured Transactions of
      ---
Virginia, as in effect on the date hereof.

          1.2.  Use of Defined Terms. All terms defined in this Agreement and
                --------------------
the Exhibits shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

          1.3.  Accounting Terms. All accounting terms not specifically defined
                ----------------
herein shall have the meanings generally attributed to such terms under GAAP.

     1.4.  UCC Terms. The terms "accounts", "chattel paper", "instruments",
           ----------
"general intangibles", "inventory", "equipment" and "fixtures", as and when used in the Loan Documents, shall have the same meanings given such terms under the UCC.

     1.5.  Terminology. All personal pronouns used in this Agreement, whether
           ------------
used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this

Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Supplements shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, or Exhibit or Supplement attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, or Exhibit or Supplement to, another document or instrument. Wherever in this Agreement reference is made to any instrument, agreement or other document, including, without limitation, any of the Loan Documents, such reference shall be understood to mean and include any and all amendments thereto or modifications, restatements, renewals or extensions thereof. Wherever in this Agreement reference is made to any statute, such reference shall be understood to mean and include any and all amendments thereof and all regulations promulgated pursuant thereto. Whenever any matter set forth herein or in any Loan Document is to be consented to or satisfactory to Lender, or is to be determined, calculated or approved by Lender, then, unless otherwise expressly set forth herein or in any such Loan Document, such consent, satisfaction, determination, calculation or approval shall be in Lender's sole discretion, exercised in good faith and, where required by law, in a commercially reasonable manner, and shall be conclusive absent manifest error.

          1.6.  Exhibits. All Exhibits attached hereto are by reference made a
                --------
part hereof.

     2.   THE FINANCING.
          --------------

          2.1. Extensions of Credit.
               ---------------------

               2.1.1.  Line of Credit.  On the Closing Date, subject to
                       --------------
fulfillment of all conditions precedent set forth in Section 10, Lender agrees to open the Line of Credit in favor of Borrower so that, during the period from the Closing Date to, but not including, the Termination Date, so long as there is not in existence any Default Condition or Event of Default and the Borrowing will not cause a Default Condition or Event of Default to exist, Borrower may borrow but may not repay and again reborrow, Advances up to a maximum aggregate principal amount outstanding at any one time equal to the principal amount of the Line of Credit. All proceeds so obtained under the Line of Credit may be used by Borrower solely for the repurchase of 100% of the outstanding Common Stock of Essex Bancorp and to pay associated expenses not to exceed $350,000 in the aggregate. The Debts arising from Advances made to or on behalf of Borrower under the Line of Credit shall be evidenced by the Master Note, which shall be executed by Borrower and delivered to Lender on the Closing Date. The outstanding principal amount of the Master Note may fluctuate from time to time, but shall be due and payable in full on the Termination Date unless extended pursuant to the provisions of Section 2.1.3, and each Advance thereunder shall bear interest from the date of such Advance until paid in full at the Applicable Rate, calculated and payable in the manner described in Section 2.2.1. Borrower shall have the option to request Advances under the Line of Credit by telephone or in a writing delivered to Lender not later than 11:00 a.m. (Rocky Mount, North Carolina time) on the date of the requested Advance; provided, however,
                                                           -----------------
that any telephone requests shall be confirmed in a writing not later than the Business Day following the disbursement of the requested Advance.

               2.1.2.  Conditions Precedent to Advances.  Provided there exists
                       --------------------------------
no Default Condition or Event of Default and all conditions precedent have been fulfilled, Advances will be made for the purposes set forth in Section 2.1.1 hereof provided further the price paid for the Essex Bancorp common stock is
       -------- -------
within the parameters of the Fairness Opinion and Lender will continue to have pledged as security for the Obligations not less than fifty-one percent (51%) of the issued and outstanding stock of the Bank. In addition, before the initial Advance shall be made to pay for the purchase of Essex Bancorp common stock, Lender shall have received and approved as to form and substance the following items:

                       (i) Evidence that the merger of Essex Bancorp into Borrower has been completed and approved by all necessary governmental and regulatory authorities;

                       (ii) A Fairness Opinion from an investment banking firm of recognized standing acceptable to Lender in all respects regarding the price to be paid for the Essex Bancorp common stock;

                       (iii) A non-objection letter from the OTS in regard to the Line of Credit;

                       (iv) Certificates evidencing not less than 51% of the issued and outstanding capital stock of the Bank shall have been delivered to Lender with appropriate stock powers attached and with all signatures containing a Medallion guarantee;

                       (v)    A Federal Reserve Bank form U-1, duly executed;
and

                       (vi) Such other documents, certificates, instruments and agreements as may be reasonably required by this Agreement or as Lender or Lender's counsel may reasonably require.

               2.1.3.  Extension of Master Note.  Provided there exists on the
                       ------------------------
Termination Date no Default Condition or Event of Default, the then unpaid principal balance of the Master Note will be extended and repaid in consecutive quarterly payments of principal plus accrued interest at the Applicable Rate with a final payment equal to all unpaid principal and interest due five (5) years from the date of the Master Note. The amount of the quarterly payment will be determined using the unpaid principal balance of the Master Note on the Termination Date and a six (6) year amortization. The final payment will be a balloon payment.

          2.2  Interest and Other Charges.
               ---------------------------

               2.2.1.  Interest at Applicable Rate.  Lender and Borrower agree
                       ---------------------------
that the interest rate payable on each Borrowing (herein called the "Applicable
                                                                     ----------
Rate") shall be determined as follows:
----

                       (a) Applicable Rate.  The Applicable Rate for all
                           ---------------
Advances from the Closing Date will be the Prime Rate minus one fourth of one
                                                      -----
percent (.25%) per annum. The Applicable Rate will float with the Prime Rate.

                       (b) Payment of Interest.  Accrued interest on each
                           -------------------
Borrowing at the Applicable Rate shall be due and payable quarterly in arrears, on the first day of each August, November, February and May of each year beginning August 1, 2001.

                       (c) Calculation of Interest.  Interest on each Borrowing
                           -----------------------
at the Applicable Rate shall be calculated on the basis of a 360-day year and actual days elapsed.

                       (d) Charging Interest and Fees.  Accrued and unpaid
                           --------------------------
interest on any Borrowings (and any outstanding fees described in Section 2.2.2) may, when due and payable, be paid, at Lender's option (without any obligation to do so), either (i) by Lender's charging the Line of Credit for an Advance in the amount thereof; or (ii) by Lender's debiting any deposit account in Borrower's name for the amount thereof; or (iii) by such other method as Borrower and Lender shall mutually agree.

               2.2.2  Fees.  In addition to the payment of interest at the
                      ----
Applicable Rate, Borrower shall also be obligated to pay Lender a nonrefundable loan fee equal to one half of one percent (.50%) on all Advances with $5,000 to be paid upon the initial Advance and the remainder paid pro-rata up to an amount not to exceed $10,000 in the aggregate on the amount of each Advance at the time of such Advance.

          2.2.3.  Usury Savings Provisions. Lender and Borrower hereby further
                  ------------------------
agree that the only charge imposed by Lender upon Borrower for the use of money in connection herewith is and shall be the interest expressed in the Master Note, respectively, at the rate set forth in the Master Note, and that all other charges imposed by Lender upon Borrower in connection herewith, are and shall be deemed to be charges made to compensate Lender for underwriting and administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by Lender in connection with the Borrowings, and shall under no circumstances be deemed to be charges for the use of money. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

  2.3.    General Provisions as to Payments.
          ----------------------------------

          2.3.1.  Method of Payment. Unless paid in accordance with Section
                  -----------------
2.2.1(d), all payments of interest, fees and principal pursuant to this Agreement must be received by Lender no later than 2:00 p.m. (Rocky Mount, North Carolina time) on the date when due, in Federal or other funds immediately available to Lender in Rocky Mount, North Carolina.

          2.3.2.  Application of Payments. Except as may be otherwise agreed to
                  -----------------------
by Borrower and Lender, all payments received by Lender hereunder shall be applied, in accordance with the then current billing statement, first to accrued interest, then to fees, then to principal due and then to late charges. Any remaining funds shall be applied to the further reduction of principal. Notwithstanding the foregoing, upon the occurrence of a Default Condition or Event of Default, payments shall be applied as determined by Lender in its sole discretion.

  3.  SECURITY INTEREST. As security for the payment of all Obligations,
      -----------------
Borrower hereby grants to Lender a continuing, general lien upon and security interest and security title in and to not less than fifty-one percent (51%) of Borrower's now owned or hereinafter acquired shares of the Bank together with all cash, additional securities, subscription rights, interest, dividends, options, warrants, instruments, or other property rights at any time or from time to time receivable or otherwise distributed in respect of or in exchange for any or all such shares of stock and the proceeds thereof. The property of Borrower described hereinabove in this Article 3 and in the Security Agreement, are herein sometimes collectively called the "Collateral".
                                              ----------

  4.  REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into
      -------------------------------
this Agreement, Borrower hereby represents and warrants to Lender (which representations and warranties, together with any other representations and warranties of Borrower contained elsewhere in this Agreement, shall be deemed to be renewed as of the date of each Advance under the Line of Credit) as set forth below:

      4.1.  Corporate Existence and Qualification. Borrower is a corporation
            --------------------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with its principal place of business, chief executive office and office where it keeps all of its books and records being located at the Executive Office as designated on Exhibit "A", and is duly
                                                       -----------
qualified as a foreign corporation in good standing in each other state wherein the conduct of its business or the ownership of its property requires such qualification. Borrower has as its corporate name, as registered with the Virginia State Corporation Commission the words first inscribed hereinabove as its name, and, except as may be described on Exhibit "A", has not done business
                                             -----------
under any other name for at least the past seven (7) years.

       4.2.  Corporate Authority; Validity and Binding Effect. Borrower has the
             -------------------------------------------------
power to make, deliver and perform under the Loan Documents, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Loan Documents. This Agreement constitutes, and the remainder of the Loan Documents, when executed and delivered for value received, will constitute, the valid obligations of Borrower, legally binding upon it and enforceable against it in accordance with their respective terms.

       4.3.  Incumbency and Authority of Signing Officers. The officers of
             ---------------------------------------------
Borrower who have executed this Agreement hold the offices specified hereinbelow and, in such capacities, are duly authorized and empowered to execute, attest and deliver this Agreement and the remainder of the Loan Documents for and on behalf of Borrower, and to bind Borrower accordingly thereby.

       4.4.  No Material Litigation. Except as may be set forth on Exhibit "A",
             -----------------------                               -----------
there are no legal proceedings pending (or, so far as Borrower or its officers know, threatened), before any court or administrative agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

       4.5.  Taxes. Except as may be set forth on Exhibit "A", Borrower has
             ------                               -----------
filed or caused to be filed all tax returns required to be filed by it, subject to any permissible extensions, and has paid all taxes shown to be due and payable by it on said returns or on any assessments made against it.

       4.6.  Capital Stock; Shareholders. All capital stock, debentures, bonds,
             ----------------------------
notes and all other securities of Borrower and the Bank presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "blue sky" laws of all applicable states and the federal securities laws.

       4.7.  Corporate Organization. The articles of incorporation of and bylaws
             -----------------------
of Borrower are in full force and effect under the laws of the state of its incorporation and all amendments to said articles of incorporation and bylaws have been duly and properly made under and in accordance with all applicable laws.

       4.8.  Insolvency. After giving effect to the execution and delivery of
             -----------
the Loan Documents and the making of any disbursements under the Master Note, Borrower will not be "insolvent", within the meaning of such term as used in (S) 101(32) of the Bankruptcy Code; or be unable to pay its debts generally as such debts become due.

       4.9.  Title. Except for the Permitted Encumbrances, Borrower has good and
             ------
marketable title to all of its properties subject to no material Lien of any kind except as otherwise disclosed in writing to Lender.

      4.10.  Margin Stock. Borrower is not engaged principally, or as one of its
             -------------
important activities, in the business of purchasing or carrying any "margin stock", as that term is defined in Section 221.2(h) of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any borrowing made pursuant hereto will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors. In connection herewith, if requested by Lender, Borrower will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

            4.11.  No Violations. The execution, delivery and performance by
                   --------------
Borrower of this Agreement, the Loan Documents and the Master Note have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of the shareholders of Borrower, violate any provision of any law, rule, regulation (including, without limitation, the Securities Act of 1933, Regulation X of the Board of Governors of the Federal Reserve System or any rule or regulation of the OTS), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of the articles of incorporation or bylaws of Borrower, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; and Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

            4.12.  Financial Statements. The audited financial statements of
                   ---------------------
Borrower and its Consolidated Subsidiaries (if any) for its most recent Fiscal Year together with the unaudited in-house prepared financial statements of Borrower and its Consolidated Subsidiaries (if any) for that portion ended with its most recent Fiscal Quarter of its current Fiscal Year, for which statements have been prepared, copies of which heretofore have been furnished to Lender, are complete and accurately and fairly represent the financial condition of Borrower and its Consolidated Subsidiaries (if any), the results of its operations and the transactions in its equity accounts as of the dates and for the periods referred to therein, and have been prepared in accordance with GAAP. The in-house prepared financial statements are subject to year end adjustment. There are no material liabilities, direct or indirect, fixed or contingent, of Borrower or any such Consolidated Subsidiaries as of the date of such financial statements which are not reflected therein or in the notes thereto. No event which could reasonably have a Material Adverse Effect has occurred since the date of the balance sheet contained in audited financial statements described hereinabove.

            4.13.  Pollution and Environmental Control. Borrower and each
                   ------------------------------------
Subsidiary have obtained all material permits, licenses and other authorizations which are required under, and is in material compliance with, all Environmental Laws.

            4.14.  Possession of Permits. Borrower and each Subsidiary possess
                   ----------------------
all material franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and Borrower is not in material violation of any thereof.

            4.15.  Subsidiaries. As of the Closing Date, Borrower has no
                   -------------
Subsidiaries except as described on Exhibit "A".
                                    -----------

            4.16.  Federal Taxpayer Identification Number. Borrower's federal
                   ---------------------------------------
taxpayer identification number is as indicated on Exhibit "A".
                                                  -----------

            4.17.  Employee Benefit Plans. As of the Closing Date, Borrower has
                   -----------------------
no Employee Benefit Plans except as described on Exhibit "A".
                                                 -----------

            4.18.  Status of Bank. The Bank is currently classified as a "well-
                   ---------------
capitalized" institution.

  5.  AFFIRMATIVE COVENANTS. Borrower covenants to Lender that from and after
      ----------------------
the date hereof, and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will comply with the affirmative covenants set forth below:

      5.1.  Records Respecting Collateral. All records of Borrower with
            ------------------------------
respect to the Collateral will be kept at its Executive Office and will not be removed from such address without the prior written consent of Lender.

      5.2.  Further Assurances. Borrower shall duly execute and/or deliver
            -------------------
(or cause to be duly executed and/or delivered) to Lender any instrument, invoice, document, document of title, financing statement, assignment, waiver, consent or other writing which may be reasonably necessary to Lender to carry out the terms of this Agreement and any of the other Loan Documents and to perfect its security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security to Lender. Borrower shall perform or cause to be performed such acts as Lender may request to establish and maintain for Lender a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances.

      5.3.  Right to Inspect. Lender (or any Person or Persons designated
            -----------------
by it) shall, in its sole discretion, have the right to call at any place of business of Borrower at any reasonable time, and, without hindrance or delay, inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to Borrower's business or to any other transactions between the parties hereto.

      5.4.  Periodic Financial Statements. Borrower shall, as soon as
            ------------------------------
practicable, and in any event within sixty (60) days after the end of each Fiscal Quarter, furnish to Lender unaudited in-house prepared financial statements of Borrower , including balance sheets, and income statements, for the Fiscal Quarter ended, and for the Fiscal Year to date, on a consolidated basis, certified as to truth and accuracy by a duly authorized officer of Borrower (subject to year end adjustment).

      5.5.  Annual Financial Statements. Borrower shall, as soon as practicable,
            ----------------------------
and in any event within one hundred twenty (120) days after the end of each Fiscal Year, furnish to Lender the annual audit report of Borrower, certified without material qualification by independent certified public accountants selected by Borrower and acceptable to Lender, and prepared in accordance with GAAP, together with relevant financial statements of Borrower for the Fiscal Year then ended, on a consolidated basis, if applicable. Borrower shall cause said accountants to furnish Lender with a statement that in making their examination of such financial statements, they obtained no knowledge of any Event of Default or Default Condition which pertains to accounting matters relating to this Agreement or the Notes, or, in lieu thereof, a statement specifying the nature and period of existence of any such Event of Default or Default Condition disclosed by their examination.

      5.6.  Payment of Taxes. Borrower shall pay and discharge all taxes,
            -----------------
assessments and governmental charges upon it, its income and its properties prior to the date on which penalties attach thereto, unless and to the extent only that (x) such taxes, assessments and governmental charges are being contested in good faith and by appropriate proceedings by Borrower, (y) Borrower maintains reasonable reserves on its books therefor and (z) the non-payment of such taxes does not result in a Lien upon any of the Collateral other than a Permitted Encumbrance.

      5.7.  Maintenance of Insurance. Borrower shall maintain insurance
            -------------------------
with responsible insurance companies on its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, but in any event to include business interruption, freight, loss, damage, flood, windstorm, fire, theft, extended coverage and product liability insurance in amounts satisfactory to Lender.

            5.8.  Maintenance of Property and Management. Borrower shall
                  ---------------------------------------
maintain its property in good working condition, ordinary wear and tear excepted.

            5.9.  Change of Principal Place of Business. Borrower hereby
                  --------------------------------------
understands and agrees that if, at any time hereafter, Borrower elects to move its Executive Office, or if Borrower elects to change its name, identity or its structure to other than a corporate structure, Borrower will notify Lender in writing at least thirty (30) days prior thereto. It is recognized that at a future date Borrower will change its name to Essex Bancorp.

           5.10.  Preservation of Corporate Existence. Borrower shall preserve
                  ------------------------------------
and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

           5.11.  Compliance With Laws. Borrower and each of its Subsidiaries
                  ---------------------
shall comply with the requirements of all applicable laws, rules, regulations and orders of the OTS and all other governmental authorities, noncompliance with which would or could have a Material Adverse Effect upon their respective financial condition or the ownership, maintenance or operation of any material portion of any of their respective properties. Without limiting the foregoing, each of Borrower and its Subsidiaries shall obtain and maintain all material permits, licenses and other authorizations which are required under, and otherwise materially comply with, all federal, state, and local laws and regulations.

           5.12.  Regulatory Filings and Notices. Borrower will promptly provide
                  -------------------------------
Lender with a copy of any filing or notice sent to or received from either the OTS, the Securities Exchange Commission or any other governmental agency relating to the capitalization of the Bank, the stock repurchase plan or Borrower's compliance with the representations and covenants of this Agreement and the other Loan Documents.

           5.13.  Maintenance of Capital. The Bank shall maintain its status as
                  -----------------------
a "well- capitalized" institution, and Borrower shall notify Lender within thirty (30) days of the end of any calendar quarter as of which the Bank has ceased to be a "well-capitalized" institution.

       6.  NEGATIVE COVENANTS. Borrower covenants to Lender that from and after
           -------------------
the date hereof and so long as any amount remains unpaid on account of any of the Obligations or this Agreement remains effective (whichever is the last to occur), Borrower will not do without the prior written consent of Lender, any of the things or acts set forth below:

           6.1.  Encumbrances. Create, assume, or suffer to exist any Lien on
                 -------------
its property, except for Permitted Encumbrances.
              ----------

           6.2.  Debt. Incur, assume, or suffer to exist any Debt, except for:
                 -----                                             ----------
(i) Debt to Lender or any Affiliate of Lender; (ii) Debt to Persons other than Lender existing on the date of this Agreement; (iii) Subordinated Debt approved in advance by Lender; (iv) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (v) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default Condition under any other provision of this Agreement);
(vi)
taxes; (vii) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business; and (viii) Debt associated with Permitted Encumbrances.

            6.3.  Contingent Liabilities. Guarantee, endorse, become surety with
                  -----------------------
respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other Person, except for endorsements of
                                                     ----------
negotiable instruments for collection or guarantees of obligations of Subsidiaries, not to exceed $500,000 in any calendar year, in the ordinary course of business.

            6.4.  Dividends. Declare or pay any dividends on, or make any
                  ----------
distribution with respect to, its shares of any class of capital stock.

            6.5.  Redemption. Except as contemplated by Section 2.11, purchase,
                  -----------
redeem, or otherwise acquire for value any of its shares of any class of capital stock.

            6.6.  Restricted Investments. Make any Restricted Investment except
                  -----------------------
the following: (i) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of
         --------
acquisition thereof; (ii) investments in time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $500,000,000; (iii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and (iv) investments in stock of the Federal Home Loan Bank.

            6.7.  Mergers. Dissolve or otherwise terminate its corporate status
                  --------
or enter into any merger, reorganization or consolidation, or make any substantial change in the basic type of business conducted by Borrower and its Subsidiaries as of the Closing Date.

            6.8.  Dilution. Take or permit any action or enter into any
                  ---------
transaction which would after giving effect to such event or transaction cause Lender to hold less than 51% of all classes of the capital stock of the Bank or take any action which would change the existing voting power of the holders of the Bank's shares of stock.

            6.9.  Subsidiaries. Create any Subsidiary, or divest itself of any
                  -------------
material assets by transferring them to any Subsidiary which is hereafter created with Lender's consent.

           6.10.  Fiscal Year. Change its Fiscal Year, or permit any Subsidiary
                  ------------
to have a fiscal year different from the Fiscal Year of Borrower.

           6.11.  Federal Taxpayer Identification Number. Change its federal
                  ---------------------------------------
taxpayer identification number.

           6.12.  Employee Benefit Plans. Permit an Employee Benefit Plan to
                  -----------------------
become materially underfunded or create any Employee Benefit Plan without prior written notice to Lender and upon such notification, this Agreement shall be amended as determined necessary by Lender in its discretion as a result of the creation of such Plan.

           6.13.  Capital Expenditures and Leases. Expend during any Fiscal Year
                  --------------------------------
of Borrower, in Capital Expenditures, other than as contracted for as of the date hereof, or contract for any future Capital Expenditures, which in aggregate represent an amount exceeding the sum of $500,000 in any Fiscal Year, all as determined in accordance with GAAP.

  7.  EVENTS OF DEFAULT.    In addition to the Events of Default set forth in
      ------------------
the Master Note and the Security Agreement, the occurrence of any events or conditions set forth below shall constitute an Event of Default hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied:

      7.1.  Obligations. Borrower shall fail to make any payments on any of its
            ------------
Obligations within ten (10) days after sending of notice by Lender to Borrower that the payment was not made when due.

      7.2.  Misrepresentations. Borrower shall make any representations or
            -------------------
warranties in any of the Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

      7.3.  Other Covenants. Borrower shall default in the observance or
            ----------------
performance of any covenant or agreement contained in Articles 5 or 6 or Borrower shall default in the observance or performance of any covenant or agreement contained herein, in any of the other Loan Documents (other than a default the performance or observance of which is dealt with specifically elsewhere in this Article 7) unless (i) with respect to this Agreement, such
                             ------
default is cured to Lender's satisfaction within thirty (30) days after the sooner to occur of receipt of notice of such default from Lender or the date on which such default first becomes known to Borrower and (ii) with respect to any other Loan Document, such default is cured within any applicable grace, cure or notice and cure period contained therein.

      7.4.  Other Debts. Borrower shall default in connection with any agreement
            ------------
for Debt with any creditor other than Lender and the creditor accelerates the maturity thereof.

      7.5.  Voluntary Bankruptcy. Borrower or any Subsidiary shall file a
            ---------------------
voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; Borrower or any Subsidiary shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; Borrower or any Subsidiary shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Borrower or any Subsidiary for all or a substantial part of its property; Borrower or any Subsidiary shall make an assignment for the benefit of creditors; or Borrower or any Subsidiary shall be unable or shall fail to pay its debts generally as such debts become due, or Borrower or any Subsidiary shall admit, in writing, its inability or failure to pay its debts generally as such debts become due, and any such proceeding remaining unstayed or undismissed for a period of sixty (60) days.

      7.6.  Involuntary Bankruptcy. There shall have been filed against Borrower
            -----------------------
or any Subsidiary an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; Borrower or any Subsidiary shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Borrower or any Subsidiary or for all or a substantial part of its property; or Borrower or any Subsidiary shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Borrower or any Subsidiary, and any such proceeding remaining unstayed or undismissed for a period of sixty (60) days.

               7.7.  Judgments. A final judgment or order for the payment of
                     ----------
money is rendered against Borrower or any Subsidiary in the amount of $25,000 or more (exclusive of amounts covered by insurance) and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, and shall not have been stayed or dismissed within sixty (60) days after commencement, or (y) a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect for any period of thirty
(30) consecutive days.

               7.8.  Bankruptcy of Affiliate. Any motion, complaint or other
                     ------------------------
pleading is filed in any bankruptcy case of any Person other than Borrower and such motion, complaint or pleading seeks the consolidation of Borrower's assets and liabilities with the assets and liabilities of such Person and any such motion, complaint or pleading shall not have been resolved in favor of Borrower within sixty (60) days.

               7.9.  Capitalization of the Bank. As of the end of any calendar
                     ---------------------------
quarter, the Bank shall fail to be classified as "well-capitalized' institution, and shall have failed to restore its classification as a "well -capitalized" institution as of the end of the immediately succeeding calendar quarter.

               7.10  Material Adverse Effect. There shall be any event, act,
                     ------------------------
condition or occurence having a Material Adverse Effect.

               7.10. Deemed Insecure. Lender, at any time and in good faith,
                     ----------------
shall deem itself insecure (and for the purposes of this Agreement, Lender shall be entitled to deem itself insecure when some event occurs, fails to occur is threatened or some objective condition exists or is threatened which significantly impairs the prospects that any of the Obligations will be paid when due, which significantly impairs the value of the Collateral to Lender or which significantly affects the financial or business condition of Borrower).

       8.  REMEDIES. Upon the occurrence of any Default Condition or Event of
           ---------
Default, Lender's obligation to extend financing under the Line of Credit shall immediately cease; provided, however, that if such obligation has ceased due to the occurrence of a Default Condition, and such Default Condition does not become an Event of Default due to its having been cured or waived before it has matured into an Event of Default, then such obligation shall be reinstated as of the date such Default Condition is cured or waived. Upon the occurrence or existence of any Event of Default, or any time thereafter, without prejudice to the rights of Lender to enforce its claims against Borrower for damages for failure by Borrower to fulfill any of its obligations hereunder, subject only to prior receipt by Lender of payment in full of all Obligations then outstanding in a form acceptable to Lender, Lender shall have all of the rights and remedies set forth below, and it may exercise any one, more, or all of such remedies, in its sole discretion, without thereby waiving any of the others.

               8.1.  Acceleration of the Obligations. Lender, at its option, may
                     --------------------------------
declare all of the Obligations (including but not limited to that portion thereof evidenced by the Notes) to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of nonpayment or any other notice required by law relative thereto, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding. Thereafter, Lender, at its option, may, but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Lender, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Lender hereunder.

               8.2.  Interest Rate. If Lender so elects, by further written
                     --------------
notice to Borrower, Lender may increase the rate of interest charged on the Notes then outstanding for so long thereafter as Lender further shall elect by an amount not to exceed the Default Rate.

               8.3.  Remedies of a Secured Party. Lender shall thereupon have
                     ----------------------------
the rights and remedies of a secured party under the UCC in effect on date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, to apply the proceeds therefrom to any of the Obligations in such order as Lender, in its sole discretion, may elect. Lender shall give Borrower written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Borrower at least ten (10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

               8.4   Securities Laws and Other Regulations. Borrower
                     --------------------------------------
acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder, state securities laws, the regulations of the OTS and other laws may impose limitations on the right of Lender to dispose of the Collateral. Borrower authorizes Lender to sell the Collateral in such manner and to such Persons as, in the judgment of Lender, would help to ensure that the sale will be given prompt approval by regulatory authorities and will not require the Collateral to be registered or qualified under any applicable laws and agrees that such a sale is commercially reasonable. Such a sale may yield a substantially lower price than if the Collateral were registered and sold in the open market. If Lender sells the Collateral at such sale, Lender shall have the right to rely upon the advice and opinion of a qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale, but Lender is not obligated to obtain such advice or opinion.

               8.5.  Repossession of the Collateral. Lender may take the
                     -------------------------------
Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Borrower assemble the Collateral at a place or places and in such manner as Lender shall prescribe), and sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, so long as the same are commercially reasonable and Borrower hereby waives all rights which Borrower has or may have to notice and to a judicial hearing prior to seizure of any Collateral by Lender.

               8.6.  Other Remedies. Unless and except to the extent expressly
                     ---------------
provided for to the contrary herein, or in the Security Agreement the rights of Lender specified herein shall be in addition to, and not in limitation of, Lender's rights under the UCC, as amended from time to time, or any other statute or rule of law or equity, or under any other provision of any of the Loan Documents, or under the provisions of any other document, instrument or other writing executed by Borrower or any third party in favor of Lender, all of which may be exercised successively or concurrently.

       9.      MISCELLANEOUS.
               --------------

               9.1.  Waiver. Each and every right granted to Lender under this
                     -------
Agreement, or any of the other Loan Documents, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Lender of any Default Condition or Event of Default shall constitute a waiver of any subsequent Default Condition or Event of Default.

               9.2.  Governing Law. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN
                     --------------
DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

               9.3.  Survival. All representations, warranties and covenants
                     ---------
made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof. The terms and provisions of this Agreement shall continue in full force and effect, notwithstanding the payment of one or more of the Notes or the termination of the Line of Credit, until all of the Obligations have been paid in full and Lender has terminated this Agreement in writing.

               9.4.  No Assignment by Borrower. No assignment hereof or of any
                     --------------------------
Loan Document shall be made by Borrower without the prior written consent of Lender. Lender may assign, or sell participations in, its rights, title and interest herein and in the Loan Documents at any time hereafter without notice to or consent of Borrower.

               9.5.  Counterparts. This Agreement may be executed in two or more
                     -------------
counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

               9.6.  Reimbursement. Borrower shall pay to Lender on demand all
                     --------------
out-of-pocket costs and expenses that Lender pays or actually incurs in connection with the negotiation, preparation, consummation, enforcement and termination of this Agreement and the other Loan Documents, including, without limitation: (a) reasonable attorneys' fees and paralegals' fees and disbursements of outside counsel, provided, however, that Borrower shall be responsible for no more than Three Thousand Five Hundred Dollars ($3,500) in such fees and disbursements related to the negotiation, preparation and consummation of this Agreement and the other Loan Documents; (b) costs and expenses (including outside attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby;
(c) costs and expenses of lien and title searches and title insurance; (d) actual taxes, fees and other charges for recording any deeds to secure debt, deeds of trust, mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Lien of Lender in the Collateral; (e) sums paid or incurred to pay for any amount or to take any action required of Borrower under the Loan Documents that Borrower fails to pay or take; (f) costs of appraisals, inspections, field audits and verifications of the Collateral, including, without limitation, costs of travel, for inspections of the Collateral and Borrower's operations by Lender or its designees; (g) costs and expenses of preserving and protecting the Collateral; and (h) after an Event of Default, costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents or to defend any claim made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid to Borrower. All of the foregoing costs and expenses may, in the discretion of Lender, be charged to the Master Note. Borrower will be responsible for its own expenses incurred in connection with negotiation, preparation and consummation of this Agreement and the other Loan Documents. In the event Borrower becomes a debtor under the Bankruptcy Code, Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code.

               9.7.  Successors and Assigns. This Agreement and Loan Documents
                     -----------------------
shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto and thereto.

               9.8.  Severability. If any provision of this Agreement or of any
                     -------------
of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid or unenforceable to any extent, the remainder of such Loan Documents and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

               9.9.  Notices. All notices, requests and demands to or upon the
                     --------
respective parties hereto shall be deemed to have been given or made when personally delivered or deposited in the mail, registered or certified mail, postage prepaid, addressed to the Borrower at its Executive Office, Attention:
Gene D. Ross (and Lender will endeavor to provide a copy to James J. Wheaton, Esq., Troutman Sanders Mays & Valentine LLP, 999 Waterside Drive, 2525 Dominion Tower, Norfolk, Virginia 23510), and to the Lender at P.O. Box 1220, Rocky Mount, NC 27802 (or to such other address as may be designated hereafter in writing by the respective parties hereto) except in cases where it is expressly provided herein or by applicable law that such notice, demand or request is not effective until received by the party to whom it is addressed.

               9.10. Entire Agreement; Amendments. This Agreement, together with
                     -----------------------------
the remaining Loan Documents, constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any Loan Document may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the party against whom enforcement is sought. In the event of any conflict between this Agreement and any other Loan Document, the terms of this Agreement shall govern, and to that end, the parties specifically agree that (a) Borrower shall not be obligated to perform any of the undertakings contained in Sections 3(C), (D) or (G) of the Security Agreement, and (b) to the extent that an event of default under either or both of the Note or Security Agreement is substantially similar to a Default Condition or Event of Default under this Loan Agreement, Borrower will be entitled to the benefit of such conditions, qualifications and cure periods that apply to that Default Condition or Event of Default under this Loan Agreement.

               9.11. Time of Essence. Time is of the essence in this Agreement
                     ----------------
and the other Loan Documents.

               9.12. Interpretation. No provision of this Agreement or any Loan
                     ---------------
Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

               9.13. Lender Not a Joint Venturer. Neither this Agreement nor any
                     ----------------------------
Loan Document shall in any respect be interpreted, deemed or construed as making Lender a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving Lender and Borrower.

               9.14. Jurisdiction. BORROWER AGREES THAT ANY LEGAL ACTION OR
                     -------------
PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF VIRGINIA OR THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF VIRGINIA, ALL AS LENDER MAY ELECT. BY EXECUTION OF THIS AGREEMENT, BORROWER HEREBY SUBMITS TO EACH SUCH JURISDICTION, HEREBY EXPRESSLY WAIVING WHATEVER

RIGHTS MAY CORRESPOND TO IT BY REASON OF ITS PRESENT OR FUTURE DOMICILE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED OR REQUIRED BY LAW.

               9.15.  Acceptance. This Agreement, together with the other Loan
                      -----------
Documents, shall not become effective unless and until delivered to Lender at its principal office in Rocky Mount, North Carolina, and accepted in writing by Lender at such office as evidenced by its execution hereof (notice of which delivery and acceptance are hereby waived by Borrower).

               9.16.  Payment on Non-Business Days. Whenever any payment to be
                      -----------------------------
made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Virginia, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes.

               9.17.  Cure of Defaults by Lender. If, hereafter, Borrower
                      ---------------------------
defaults in the performance of any duty or obligation to Lender hereunder or under any Loan Document, Lender may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by Lender in connection therewith including, without limitation, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be deemed to be advances against the Master Note, whether or not this creates an overadvance thereunder, and shall be payable in accordance with its terms.

               9.18.  Recitals. All recitals contained herein are hereby
                      ---------
incorporated by reference into this Agreement and made part thereof.

               9.19.  Attorney-in-Fact. Borrower hereby designates, appoints and
                      -----------------
empowers Lender irrevocably as its attorney-in-fact, at Borrower's cost and expense, to do in the name of Borrower any and all actions which Lender may deem necessary or advisable to carry out the terms of this Agreement or any other Loan Document upon the failure, refusal or inability of Borrower to do so and Borrower hereby agrees to indemnify and hold Lender harmless from any costs, damages, expenses or liabilities arising against or incurred by Lender in connection therewith. Lender agrees to promptly notify Borrower of any use of the power of attorney granted hereby.

               9.20.  Sole Benefit. The rights and benefits set forth in this
                      -------------
Agreement and the other Loan Documents are for the sole and exclusive benefit of the parties hereto and thereto and may be relied upon only by them.

               9.21.  Indemnification. Borrower will hold Lender, its respective
                      ----------------
directors, officers, employees, agents, Affiliates, successors and assigns harmless from and indemnify Lender, its respective directors, officers, employees, agents, Affiliates, successors and assigns against, all loss, damages, costs and expenses (including, without limitation, reasonable attorney's fees, costs and expenses) actually incurred by any of the foregoing, whether direct, indirect or consequential, as a result of or arising from or relating to any "Proceedings" (as defined below) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, case or regulation, including, without limitation, any federal or state securities laws or under any common law or equitable case or otherwise, arising from or in connection with this Agreement, and any other of the transactions contemplated by this Agreement, except to the extent such losses, damages, costs or expenses are due to the willful misconduct or gross negligence of Lender. As used herein, "Proceedings" shall mean
                                                 -----------
actions, suits or proceedings before any court, governmental or regulatory authority and shall include, particularly, but without limitation, any actions concerning Environmental Laws. At the request of Lender, Borrower will indemnify any Person to whom Lender transfers or sells all or any portion of its interest in the Obligations or participations therein on terms substantially similar to the terms set forth above. Lender shall not be responsible or liable to any Person for consequential damages which may be alleged as a result of this Agreement or any of the transactions contemplated hereby. The obligations of Borrower under this Section shall survive the termination of this Agreement and payment of the Obligations.

               9.22.  JURY TRIAL WAIVER. EACH OF BORROWER AND LENDER HEREBY
                      ------------------
WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, OBLIGATIONS OR THE COLLATERAL.

       10.     CONDITIONS PRECEDENT. Unless waived in writing by Lender at or
               ---------------------
prior to the execution and delivery of this Agreement, the conditions set forth below shall constitute express conditions precedent to any obligation of Lender hereunder.

               10.1.  Secretary's Certificate. Receipt by Lender of a
                      ------------------------
certificate from the Secretary (or Assistant Secretary) of Borrower, certifying to Lender that appropriate resolutions have been entered into by the Board of Directors of Borrower incident hereto and that the officers of Borrower whose signatures appear hereinbelow, on the other Loan Documents, and on any and all other documents, instruments and agreements executed in connection herewith, are duly authorized by the Board of Directors of Borrower for and on behalf of Borrower to execute and deliver this Agreement, the other Loan Documents and such other documents, instruments and agreements, and to bind Borrower accordingly thereby, all in form and substance substantially similar to those board resolutions set forth and described on Exhibit "D".
                                             -----------

               10.2.  Good Standing Certificate. Receipt by Lender of a
                      --------------------------
certificate of good standing with respect to Borrower from the Virginia State Corporation Commission dated within 30 days of the date hereof.

               10.3.  Articles/By-Laws. Receipt by Lender of copies of the
                      -----------------
articles of incorporation and bylaws of Borrower as in effect on date hereof, certified as to truth and accuracy by the corporate secretary of Borrower.

               10.4.  Loan Documents. Receipt by Lender of all the other Loan
                      ---------------
Documents, duly executed in form and substance acceptable to Lender.

               10.5.  Financing Statements. Receipt by Lender of UCC financing
                      ---------------------
statements respecting the Collateral, duly executed by Borrower in form and substance acceptable to Lender, accompanied by evidence of filing and UCC search reports acceptable to Lender in all respects.

               10.6.  Opinion of Counsel. Receipt by Lender of an opinion of
                      -------------------
counsel from independent legal counsel to Borrower in substantially the form of Exhibit "E".
-----------

               10.7.  No Default. No Default Condition or Event of Default shall
                      -----------
exist and Borrower shall in all respects be in compliance with all of the terms of the Loan Documents.

               10.8.  Other. Receipt by Lender of such other documents,
                      ------
certificates, instruments and agreements as shall be required hereunder or provided for herein or as Lender or Lender's counsel may require in connection herewith.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and Borrower has caused its seal to be affixed hereto, as of the day and year first above written.


                                        "LENDER"
                                        CENTURA BANK



                                        By:  ________________________
                                                [Name/Title]


                                        "BORROWER"
                                        ESSEX ACQUISITION CORP.



                                        By:  ___________________________ (SEAL)


                                        Attest:    ____________________
                                                   ___________, Secretary